                                                                    Exhibit 99.1

                                                              Page 8 of 33 Pages


                         REGISTRATION RIGHTS AGREEMENT


          AGREEMENT made and entered into this ____ day of October, 1993 between Selas Corporation of America, a Pennsylvania corporation (the "Company"), and Mark S. Gorder ("Gorder").

                                   BACKGROUND
                                   ----------

     This Agreement is made in connection with the Stock Purchase and Sale Agreement dated September 27, 1993 (the "Stock Purchase Agreement") among the Company, Resistance Technology, Inc., a Minnesota corporation ("RTI"), Gorder and the other shareholders of RTI pursuant to which the Company agreed to purchase all of the outstanding common shares of RTI. The Stock Purchase Agreement provides that Gorder will exchange a portion of his common shares of RTI for Common Shares, $1.00 par value per share, of the Company (the "Shares") and in connection therewith the Company agreed to enter into this Agreement.

     The Shares will be issued and delivered by the Company in reliance upon the exemption from registration under the Securities Act (as hereinafter defined) found in Section 4(2) thereof as an offering described in Regulation D under the Securities Act, based in part on the representations of Gorder contained herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Gorder, intending to be legally bound, hereby agree as follows:

     1.  REGISTRATION RIGHTS.

          (a) Registration Upon Request.  (i) At any time from the date hereof,
              -------------------------
Gorder may request in writing that the Company effect the registration (the "Demand Registration") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") of such of the Registrable Securities (as hereinafter defined) as he shall specify in such request. The Company shall thereupon use its best efforts to register such Registrable Securities under the Securities Act covering the offering and sale of the Registrable Securities by Gorder in "brokers' transactions" or in transactions directly with a "market maker" as defined in paragraphs (f) and (g) of Rule 144 under the Securities Act (collectively, "Brokers Transactions") and to cause such registration statement to be declared effective as soon as practicable thereafter. The Company shall not be required to effect more than one Demand Registration for Gorder pursuant to this Section 1(a). An exercise of the Demand Registration will not count as the use of such right unless the registration
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                                                              Page 9 of 33 Pages

statement to which it relates is declared effective under the Securities Act, except that such exercise shall count if such registration statement is withdrawn because Gorder determines not to proceed with such registration for any reason other than the default of the Company hereunder.

              (ii) As used in this Agreement, the term "Registrable Securities" means any and all (i) Shares and (ii) any other securities issued or issuable with respect to any of the Shares by way of a stock dividend or stock split or in connection with a combination, exchange, reorganization, recapitalization or reclassification of Company securities, or pursuant to a merger, consolidation or other similar business combination transaction involving the Company.

              (iii) As to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with the methods contemplated by the registration statement,
(b) such securities shall have been sold in satisfaction of all applicable conditions to the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto), (c) such securities shall have been transferred, new certificates evidencing such securities without legends restricting further transfer shall have been delivered by the Company, and subsequent public distribution of such securities shall neither require registration under the Securities Act nor qualification (or any similar filing) under any state securities or "blue sky" law then in effect, or (d) such securities shall have ceased to be issued and outstanding.

              (iv) The Company shall have the right to defer the filing of or effectiveness of a registration statement relating to the Demand Registration for a reasonable period of time not to exceed 90 days after such request if
(A) the Company is, at such time, working on an underwritten public offering of Common Shares and is advised by its managing underwriter(s) that such offering would in its or their opinion be adversely affected by such filing or (B) the Company in good faith determines that any such filing or the offering of any Registrable Securities would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company.

          (b) Registration Procedures.  If and whenever the Company is required
              -----------------------
by the provisions of this Agreement to effect or cause the Demand Registration as provided in this Agreement, the Company shall:

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                                                             Page 10 of 33 Pages

              (i) as expeditiously as practicable, prepare and file with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (or other form selected by the Company appropriate for distributions through Brokers Transactions) and use its best efforts to cause such registration statement to become and remain effective under the Securities Act for not less than a period of three years; provided, however, that at such time
                                           --------  -------
as the number of Registrable Securities is not more than the number of shares that Gorder would then be permitted to sell or dispose of pursuant to Rule 144 under the Securities Act and such Rule 144 is otherwise applicable to (and available for) such sale or disposition, the Company shall no longer be required to file or maintain the effectiveness of a registration statement with respect to such Registrable Securities.

              (ii) prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period of time as is necessary to complete the offering and the distribution of the securities covered thereby (but, in no event, longer than three years) in each case exclusive of any period during which the prospectus used in connection with such registration statement shall not comply with the requirements of Section 10 of the Securities Act; and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the period during which any such registration statement is required to be effective;

              (iii) furnish to Gorder (A) such number of copies (including manually executed and conformed copies) of such registration statement and of each such amendment thereof and supplement thereto (including all annexes, appendices, schedules and exhibits), (B) such number of copies of the prospectus used in connection with such registration statement (including each preliminary prospectus and any summary prospectus and the final prospectus filed pursuant to Rule 424(b) under the Securities Act), and (C) such number of copies of other documents, as Gorder may reasonably request;

              (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as Gorder shall reasonably request, and do any and all other acts and things which may be necessary or desirable to enable Gorder to consummate the offering and disposition of Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to
                    --------  -------
qualify generally to do business as a foreign corporation, subject itself to taxation, or consent to general service of process, in any jurisdiction

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                                                             Page 11 of 33 Pages

wherein it would not, but for the requirements of this Section 1(b), be obligated to be qualified;

              (v) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with, or approved by, such other public, governmental or regulatory authorities as may be necessary to facilitate the disposition of such Registrable Securities;

              (vi) notify Gorder promptly and, if requested by Gorder, confirm such notification in writing, (A) when a prospectus or any prospectus supplement has been filed with the Commission, and, with respect to a registration statement or any post-effective amendment thereto, when the same has been declared effective by the Commission, (B) of any request by the Commission for amendments or supplements to a registration statement or related prospectus, or for additional information, (C) of the issuance by the Commission of any stop order or the initiation of any proceedings for such or a similar purpose, (and the Company shall make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment), (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (and the Company shall make every reasonable effort to obtain the withdrawal of any such suspension at the earliest possible moment), (E) of the occurrence of any event which requires the making of any changes to a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (and the Company shall promptly prepare and furnish to Gorder a reasonable number of copies of a supplemented or amended prospectus such that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading), and (F) of the Company's determination that the filing of a post-effective amendment to the Registration Statement shall be necessary or appropriate. Upon the receipt of any notice from the Company of the occurrence of any event of the kind described in clause (E) of this Section 1(b)(vi), Gorder shall forthwith discontinue his offer and disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until Gorder shall have received copies of a supplemented or amended prospectus which is no longer defective as contemplated by clause (E) of this Section 1(b)(vi) and, if so directed by the Company, shall deliver to the Company, at the Company's expense, all

                                      -4-
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                                                             Page 12 of 33 Pages

copies (other than permanent file copies) of the defective prospectus covering such Registrable Securities which are then in Gorder's possession. If the Company shall provide any notice of the type referred to in the preceding sentence, the period during which the registration statements are required to be effective shall be extended by the number of days from and including the date such notice is provided, to and including the date when Gorder shall have received copies of the corrected prospectus contemplated by clause (E) of this
Section 1(b)(vi); and

              (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, as the same may hereafter be amended.

          (c)  Registration Expenses.  Whether or not any registration statement
               ---------------------
prepared and filed pursuant to this Section 1 is declared effective by the Commission (except where a Registration is terminated, withdrawn or abandoned at the written request of Gorder), the Company shall pay (A) all Commission and any NASD registration and filing fees and expenses; (B) any and all expenses incident to its performance of, or compliance with, this Agreement, including, without limitation, any allocation of salaries and expenses of Company personnel or other general overhead expenses of the Company, or other expenses for the preparation of historical and pro forma financial statements or other data normally prepared by the Company in the ordinary course of its business; (C) all listing, transfer and/or exchange agent and registrar fees; (D) fees and expenses in connection with the qualification of the Registrable Securities under securities or "blue sky" laws; (E) printing and delivery expenses; and (F) fees and out-of-pocket expenses of counsel for the Company and its independent certified public accountants and other persons, including special experts, retained by the Company. Notwithstanding the foregoing, the Company shall not be required to pay fees and out-of-pocket expenses of such counsel, if any, as Gorder determines to retain in connection with such offering, any fees or disbursements of brokers-dealers or any discounts, commissions or fees of selling brokers and dealers relating to the distribution of the Registrable Securities.

          (d) Indemnification; Contribution.
              -----------------------------

              (i) The Company hereby indemnifies, to the fullest extent permitted by law, Gorder, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act, common law and otherwise) which arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus, preliminary prospectus, any amendment or supplement thereto or any document incorporated by reference or in any filing made in connection with the registration or qualification of the offering under "blue sky" or

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                                                             Page 13 of 33 Pages

other securities laws of jurisdictions in which the Registrable Securities are offered, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall, and it hereby agrees to, reimburse Gorder for any legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability or proceeding, (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement (unless such statement is corrected in the final prospectus and the Company has previously furnished copies thereof to Gorder), or contained in the final prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) if used within the period during which the Company is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading; provided, however, that such indemnification shall not extend to any
            --------  -------
such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses which are caused by any untrue statement or alleged untrue statement contained in, or by any omission or alleged omission from, information furnished in writing to the Company by Gorder specifically and expressly for use in any such registration statement or prospectus.

              (ii) In connection with any Demand Registration, Gorder shall furnish to the Company in writing such information regarding Gorder and the intended method of distribution as shall be reasonably requested by the Company and as required by law or the Commission for use in any such registration statement or prospectus and Gorder hereby indemnifies, to the fullest extent permitted by law, the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated or necessary to make the statements in the registration statement or prospectus, or any amendment thereof or supplement thereto, not misleading; provided, however, that
                                                         --------  -------
Gorder shall be liable hereunder if and only to the extent that any such loss, claim, damage, liability (or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement, or alleged untrue statement or omission or alleged omission, made in reliance upon and in conformity with information pertaining to Gorder, which is furnished in writing to the Company by Gorder specifically and

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                                                             Page 14 of 33 Pages

expressly for use in any such registration statement or prospectus.

              (iii) Any person seeking indemnification under the provisions of this Section 1(d) shall, promptly after receipt by such person of notice of the commencement of any action, suit, claim or proceeding, notify the other party against whom indemnification is to be sought in writing of the commencement thereof; provided, however, that the failure so to notify an indemnifying party
         --------  -------
shall not relieve the indemnifying party from any liability which it may have under this Section 1(d) (except to the extent that it has been prejudiced in any material respect by such failure) or from any liability which the indemnifying party may otherwise have. In case any such action, suit, claim or proceeding is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such suit, action, claim or proceeding, (B) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such action, suit, claim or proceeding within a reasonable time after notice of commencement of the action, suit, claim or proceeding, or (C) such indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be defenses available it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (B) or (C) of the preceding sentence shall have occurred shall otherwise be applicable, then the fees and expenses of one counsel or firm of counsel selected by the indemnified party shall be borne by the indemnifying party. If, in any case, the indemnified party employs separate counsel, the indemnifying party shall not have the right to direct the defense of such action, suit, claim or proceeding on behalf of the indemnified party. Anything in this paragraph to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action, suit, claim or proceeding effected without its prior written consent (which consent in the case of an action, suit, claim or proceeding exclusively seeking monetary

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                                                             Page 15 of 33 Pages

relief shall not be unreasonably withheld or delayed). Such indemnification shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party.

              (iv) If the indemnification from the indemnifying party as provided in this Section 1(d) is unavailable or is otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party shall be determined by reference to, among other things, whether any action in question, including any untrue (or alleged untrue) statement of a material fact or omission (or alleged omission) to state a material fact, has been made, or relates to information supplied by such indemnifying party or such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 1(d)(iv) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any such investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1(d) were determined by pro rata allocation or by any other method of allocation other than as described above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          If, however, indemnification is available under this Section 1(d), the indemnifying party shall indemnify each indemnified party to the fullest extent provided in Sections 1(d)(i) through 1(d)(iv) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration.

2.  INVESTMENT REPRESENTATIONS AND COVENANTS OF GORDER.

          (a) Gorder acknowledges (subject to the express obligation of the Company to register the Shares as provided herein) that the Shares be issued to him in connection with the Stock Purchase Agreement will not be registered under the

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                                                             Page 16 of 33 Pages

Securities Act on the grounds that the issuance of the Shares is exempt from registration pursuant to Section 4(2) of the Securities Act or Regulation D promulgated under the Securities Act, and that the reliance of the Company on such exemptions is predicated in part on Gorder's representations, warranties, covenants and acknowledgements set forth in this section.

          (b) Gorder represents and warrants that he is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

          (c) Gorder represents and warrants that the Shares will be acquired by him for his own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act, and the rules and regulations thereunder except as contemplated hereunder, and Gorder will not distribute any of the Shares in violation of the Securities Act.

          (d) Gorder (i) acknowledges that the Shares are not registered under the Securities Act and the Shares must be held indefinitely by him unless they are subsequently registered under the Securities Act or an exemption from registration is available, (ii) is aware that any routine sales of Shares made under Rule 144 of the Securities and Exchange Commission under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions for that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, and (iii) is aware that Rule 144 is not presently available for use by Gorder for resale of the Shares.

          (e) Gorder represents and warrants to the Company that he is well versed in financial matters, has had dealings over the years in securities, including "restricted securities," and is fully capable of understanding the type of investment being made in the Shares and the risks involved in connection therewith.

          (f) Gorder acknowledges that he has received and read the Company's 1992 Annual Report on Form 10-K, its proxy statement for its 1993 Annual Meeting and its Form 10-Q Reports for the first two quarters of 1993 and confirms that the Company has made available to him the opportunity to ask questions of and receive answers from the Company's officers and directors concerning the terms and conditions of the investment and the business and financial condition of the Company, and to acquire, and Gorder has received to his satisfaction, such additional information, in addition to that set forth herein, about the business and financial condition of the Company and the terms and conditions of the offering as he has requested.

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                                                             Page 17 of 33 Pages

          (g) In order to ensure compliance with the provisions of subparagraph
(c) above, Gorder will not sell or otherwise transfer or dispose of any of the Shares or any interest therein (unless such Shares have been registered under the Securities Act) without first having complied with either of the following conditions:

              (i) the Company shall have received a written opinion of counsel to Gorder in form and substance satisfactory to the Company, in the exercise of its reasonable judgment, or a copy of a "no-action" or interpretive letter of the Commission, specifying the nature and circumstances of the proposed transfer and indicating that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder; or

              (ii) the Company shall have received an opinion from its own counsel to the effect that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder.

Gorder acknowledges that the certificates representing the Shares may contain a restrictive legend noting the restrictions on transfer described in this section and required by federal and applicable state securities laws, and that appropriate "stop-transfer" instructions will be given to the Company's stock transfer agent, provided that this paragraph (g) shall not be applicable to the Registrable Securities registered hereunder for so long as such registration statement remains in effect.

          (h) Following the filing of a registration statement in connection with the Demand Registration and during any period that such registration statement is effective, Gorder shall:

              (i) not effect any stabilization transactions or engage in any stabilization activity in connection with Common Shares of the Company in contravention of Rule 10b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

              (ii) furnish each broker through whom Gorder offers Registrable Securities such number of copies of the Prospectus as the broker may require and otherwise comply with prospectus delivery requirements under the Securities Act;

              (iii) report to the Company each month all sales, pledges and other dispositions of Registrable Securities made by Gorder during said month;

              (iv) not, and shall not permit any Affiliated Purchaser (as that term is defined in Rule 10b-6 under the Exchange Act) to, bid for or purchase for any account in which

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                                                             Page 18 of 33 Pages

Gorder has a beneficial interest, or attempt to induce any other person to purchase, any Common Shares of the Company in contravention of Rule 10b-6 under the Exchange Act;

              (v) not offer or agree to pay, directly or indirectly, to anyone any compensation for soliciting another to purchase, or for purchasing (other than for Gorder's own account), any securities of the Company on a national securities exchange in contravention of Rule 10b-2 under the Exchange Act;

              (vi) cooperate with the Company as the Company fulfills its obligations hereunder;

              (vii)  sell Registrable Securities only in Brokers Transactions;
and

              (viii) not sell any Shares during any period beginning seven days before the anticipated effective date of any registration statement registering the sale of equity securities for the Company's account (as the Company advises) and ending 90 days thereafter without the Company's consent.

     3.  NOTICES.

     Except as otherwise provided below, whenever it is provided in this Agreement that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties hereto, or whenever either of the parties hereto, desires to provide to or serve upon the other party any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by telecopy, addressed as follows:

          (a)  If to the Company, to:
               ---------------------

               Selas Corporation of America
               2034 Limekiln Pike
               Dresher, PA  19025

               Attention:  President

               With a copy to:

               Drinker Biddle & Reath
               1345 Chestnut Street
               Philadelphia, PA  19107

               Attention:  Robert E. Shields, Esq.

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                                                             Page 19 of 33 Pages

          (b)  If to Gorder, to:
               ----------------

               Mark S. Gorder
               1029 Grand Avenue
               St. Paul, Minnesota  55105

               With a copy to:

               Doherty, Rumble & Butler
               Professional Association
               2800 Minnesota World Trade Center
               30 East Seventh Street
               St. Paul, Minnesota  55101-4999

               Attention:  William J. Cosgriff, Esq.


or at such other address as may be substituted by notice delivered as provided herein. The furnishing of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly furnished or served on the party to which it is addressed, in the case of delivery in person or by telecopy, on the date when sent. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     4.  ENTIRE AGREEMENT.

     This Agreement and the Stock Purchase Agreement represent the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matter; and this Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the Company and Gorder.

     5.  SUCCESSORS.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and personal representatives. Gorder may not assign, delegate or otherwise transfer any of his rights or obligations under this Agreement without the prior written consent of the Company.

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                                                             Page 20 of 33 Pages

     6.  PARAGRAPH HEADINGS.

     The paragraph headings contained in this Agreement are for general reference purposes only and shall not affect in any manner the meaning, interpretation or construction of the terms or other provisions of this Agreement.

     7.  APPLICABLE LAW.

     This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, applicable to contracts to be made, executed, delivered and performed wholly within such state and, in any case, without regard to the conflicts of law principles of such state.

     8.  SEVERABILITY.

     If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

     9.  EQUITABLE REMEDIES.

     The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

     10.  NO WAIVER.

     The failure of any party at any time or times to require performance of any provision hereof shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term,

                                                             Page 21 of 33 Pages

covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

     11.  COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same original instrument.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.


                              SELAS CORPORATION OF AMERICA



                              By:
                                    ------------------------------
                                    Name:  Robert W. Ross
                                    Title: Vice President and
                                            Treasurer



                                    ------------------------------
                                    Mark S. Gorder




                                     -14-